Exhibit 99.1

HRAA Appoints Two New Independent Members to Board of Directors

Plantation, FL, Aug. 8, 2013 (GLOBE NEWSWIRE) -- Health Revenue Assurance Holdings Inc. (OTCQB: HRAA) ("HRAA"), a provider of technology and revenue integrity solutions for healthcare organizations, has announced the addition of two new independent members to its Board of Directors. Peter Russo, former CFO of magicJack and Corporate Strategist Michael Brainard will join HRAA's board, effective today. The appointments increase the number of HRAA directors from two to four.

Over the coming quarters, the board will continue to search for additional industry and corporate veterans to serve as directors. Mr. Russo and Mr. Brainard will join Company CEO and Chairman Andrea Clark and Company COO Robert Rubinowitz on the board.

Mr. Russo served as the CFO and Treasurer of magicJack VocalTec Ltd. from July 2010 to May 2013 and also served as its Principal Accounting Officer. Mr. Russo serves on the Advisory Board of Ocho Gaming, LLC. Ocho Gaming is a premiere operator and provider of online gaming in the Latin American market. Mr. Russo, along with his wife, is a co-founder of bracelet retailer FriendlyBands LLC. Mr. Russo also serves as a consultant to ResumeBear, a leading online job search technology company. Prior to his appointment as CFO of magicJack VocalTec Ltd., Mr. Russo served as CFO of YMax since 2005. Prior to joining YMax, from 1996-1999, he was a consultant and served as CFO of Group Long Distance, Inc. (GLD), a publicly traded reseller of local and long distance services. Prior to joining GLD, Mr. Russo was the Executive Vice President of the State Bank of South Australia. He holds a B.B.A. degree from Pace University in New York.

Mr. Brainard brings over 15 years of experience to the Board as a management consultant, senior executive, executive coach, manager, entrepreneur, and researcher. As a management consultant, Michael has designed and conducted process re-engineering and re-structuring, organizational assessments, leadership development initiatives, performance management systems, change management processes, and a variety of strategic planning initiatives. Additionally Michael has worked as a post-acquisition internal and external integration leader. Mr. Brainard has provided strategy and consulting services to companies such as Scripps, AMN Healthcare, AccentCare, Memorialcare, and Patient Safe Solutions. He holds a B.A. in Psychology from the University of Delaware, an M.S. in Industrial Psychology from Alliant International University and a Ph.D. in Industrial Psychology from Alliant International University.

"We are very excited to welcome qualified corporate executives such as Peter and Michael to our Board of Directors," commented Andrea Clark, Chairman and CEO of HRAA. "As we edge closer to the ICD-10 transition deadline, we look forward to their invaluable expertise and insights to further increase value for our shareholders and customers."

About HRAA

HRAA (OTCBB: HRAA) interprets data to ensure that healthcare is efficient and effective for hospitals, providers and other healthcare organizations by pulling medical data together to create a predictive window to understand cost and revenues looking back and going forward. Founded in 2001, HRAA combines years of industry expertise with best-in-breed technology to create market leading business intelligence products and consulting services to ensure healthcare organizations are reimbursed for every pill they prescribe, every procedure they perform and every test they administer. HRAA both trains and supplies high tech workforce to generate the predictive data used by the whole healthcare system and offers a full suite of solutions needed to keep up with the ever-changing industry including data analytics software, business intelligence technology, medical coding, auditing, education, revenue cycle consulting, and ICD-10 transition solutions. For more information please visit: http://www.hraa.com

Caution Regarding Forward Looking Statements

Certain statements in this news release and such conference call are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase HRAA's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of HRAA's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in HRAA's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

###

Contact:
Contact:

Media Contacts:
Danielle DeVoren / Renatta Siewert
KCSA Strategic Communications
212-896-1272 / 212-896-1251
ddevoren@kcsa.com / rsiewert@kcsa.com

Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Alex Woodbury
212.896.1233 / 212.896.1267
pcarlson@kcsa.com  / awoodbury@kcsa.com